Exhibit 10.1

Endo 1400 Atwater Drive Malvern, PA 19355 484.216.0000

endo.com

May 31, 2013

VIA UPS/FACSIMILE

Ventiv Commercial Services, LLC

Attention: Paul Mignon, President, Selling Solutions

Vantage Court North

500 Atrium Drive

Somerset, New Jersey 08873

Re:	Notice of Termination of the Sales and Promotional Services Agreement by and between Ventiv Commercial Services, LLC (“Ventiv”) and Endo Pharmaceuticals Inc. (“Endo”), effective December 30, 2011, as amended (“Agreement”)

Dear Paul,

This letter is to inform Ventiv that Endo hereby gives notice to terminate the above-referenced Agreement in accordance with Article XI, Section 11.2.c. The effective date of said termination shall be July 1, 2013.

We thank you for your services. Please let me know if you have any questions concerning this matter.

Thank you,

/S/ BRIAN LORTIE

Brian Lortie
Senior Vice President

cc:	inVentiv Health, Inc.

500 Atrium Drive

Somerset, NJ 08873

Attn: General Counsel, Commercial